SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
    Date of Report: (Date of earliest event reported): September 29, 1994
                             CORNING INCORPORATED
              (Exact Name of Registrant as Specified in Charter)



             New York                       1-3247                16-0393470
   (State or Other Jurisdiction          (Commission           (I.R.S. Employer
         of Incorporation)               File Number)         Identification No.)

        One Riverfront Plaza, Corning, New York                      14831
       (Address of principal Executive Offices)                   (Zip Code)

        Registrant's telephone number, including area code: (607) 974-9000


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Item 5. Other Events
On August 31, 1994, Corning Incorporated ("Corning") filed a Current Report on Form 8-K which included Unaudited Pro Forma Combined Financial Information as of and for the twenty-four weeks ended June 19, 1994. On September 9, 1994, Corning announced that a definitive agreement had been signed to acquire Bioran Medical Laboratory in a pooling of interests transaction. On September 23, 1994, Corning announced that Siecor Corporation had entered into a definitive agreement to acquire the assets relating to the hardware and equipment components business of Northern Telecom Limited. Corning is filing herewith Unaudited Pro Forma Combined Financial Information as of and for the twenty-four weeks ended June 19, 1994, which has been updated to include these pending transactions.


Item 7. Pro Forma Financial Information:

 Corning Incorporated
 Unaudited Pro Forma Combined Financial Information                                         4
  Combined Statement of Income for the year ended January 2, 1994                           5
  Combined Statement of Income for the twenty-four weeks ended June 19, 1994                6
  Combined Balance Sheet as of June 19, 1994                                                7
  Notes to Unaudited Pro Forma Combined Financial Information                               8

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNING INCORPORATED
Registrant

By: /s/ Kathy A. Asbeck
Kathy A. Asbeck
Assistant Controller

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         CORNING UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The Unaudited Pro Forma Combined Financial Information (the "Unaudited Pro Forma Information") is presented to reflect the estimated impact on Corning's Financial Statements of the following proposed or completed transactions (collectively, the "Transactions"):


* The acquisition of Damon Corporation ("Damon") in August 1993, at a total purchase price of approximately $405 million, including acquisition expenses. The transaction has been accounted for as a purchase.


* The acquisition of Costar Corporation ("Costar") in September 1993, the transaction with Unilab Corporation ("Unilab") in November 1993, and other acquisitions completed in 1993 (collectively, the "Other 1993 Transactions") which individually and in the aggregate are not significant. The Costar merger and the Unilab transaction are described in Notes 4 and 5, respectively.



* The acquisition of the optical-fiber and optical-cable businesses of Northern Telecom Limited ("NTL") by Corning and Siecor Corporation ("Siecor") for $131 million in February 1994, the Vitro, S.A. ("Vitro") transaction completed in February 1994, the merger with Maryland Medical Laboratory, Inc. ("Maryland Medical") for 4.5 million Corning Common Shares in June 1994, and the merger with Nichols Institute ("Nichols") for 7.5 million Corning Common Shares and options to purchase approximately 1.1 million Corning Common Shares (collectively, the "Completed 1994 Transactions"). The NTL transaction completed in February 1994 has been accounted for as a purchase and the Maryland Medical and Nichols transactions will be accounted for as poolings of interests. The Vitro transaction is described in Note 6.
The NTL transaction completed in February 1994 and the Vitro transaction were financed by the issuance of 8.0 million Corning Common Shares in February 1994.



* The proposed acquisition of certain assets relating to the hardware and equipment components business of NTL by Siecor for $135 million and the proposed merger with Bioran Medical Laboratory ("Bioran") for approximately
6.0 million Corning Common Shares (collectively, the "Pending 1994 Transactions"). The NTL transaction will be accounted for as a purchase. The Bioran transaction will be accounted for as a pooling of interests.



* The issuance (the "MIPS Offering") by Corning Delaware L.P. ("Corning Delaware") of $373.8 million aggregate principal amount of Convertible Monthly Income Preferred Securities (the "Preferred Securities") completed in July 1994 and the use of the net proceeds thereof by Corning to retire the indebtedness incurred in connection with the Damon transaction.



The Unaudited Pro Forma Combined Statements of Income for the year ended January 2, 1994, and the twenty-four weeks ended June 19, 1994, assume that the Transactions had been completed on January 4, 1993. The Unaudited Pro Forma Combined Balance Sheet at June 19, 1994, assumes that the Transactions had been completed by that date. Corning's consolidated financial statements for periods prior to the pooling of interests transactions will not be restated since the acquisitions are not material to Corning's financial position or results of operations.



The Unaudited Pro Forma Information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any synergies anticipated by Corning's management as a result of these acquisitions. The Unaudited Pro Forma Information is not necessarily indicative of the results of operations or financial position which would have been achieved had the Transactions been completed as of the beginning of the earliest period presented, nor is it necessarily indicative of Corning's future results of operations or financial position.


Corning has completed or has pending several business dispositions in 1994 which individually and in the aggregate are not significant to Corning's consolidated financial statements. As such, pro forma data on these transactions are not presented.


The Unaudited Pro Forma Information should be read in conjunction with the historical financial statements of Corning and Damon. Damon's historical financial statements are included in Corning's Current Reports on Form 8-K dated August 4, 1993 and August 13, 1993.



                                      4

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                                   CORNING
               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED JANUARY 2, 1994
                   (In Millions, Except Per Share Amounts)


                                                 OTHER      COMPLETED     PENDING
                                                 1993         1994          1994              PRO FORMA
                     CORNING       DAMON    TRANSACTIONS TRANSACTIONS  TRANSACTIONS  ADJUSTMENTS    AS ADJUSTED
                       (1)          (2)           (3)          (4)          (5)           (6)           (7)
Revenues
 Net sales           $4,004.8     $199.9       $146.1       $448.1        $173.4                    $4,972.3
 Royalty,
  interest and
  dividend
  income                29.9                                                                           29.9
 Non-operating
  gains                   4.2                                                                            4.2
                      4,038.9      199.9        146.1        448.1         173.4                     5,006.4
Deductions
 Cost of sales        2,597.0      129.4        105.4        303.5         100.7      $  22.5(a)     3,258.5
 Selling,
  general and
  administrative
  expenses             774.0       58.1         23.1        107.2          32.9                       995.3
 Research and
  development
  expenses              173.1                     2.2          6.0           4.1                       185.4
 Provision for
  restructuring
  and  other
  special
  charges               207.0                                 16.0                      (48.5)(b)      174.5
 Interest
  expense                88.2        5.6          3.6         13.2                       22.9(c)
                                                                                        (17.9)(d)      115.6
 Other, net              42.9        1.0          0.6          2.4          (0.3)        (1.0)(e)       45.6
Income (loss)
  before taxes
  on income             156.7        5.8         11.2         (0.2)         36.0         22.0          231.5
Tax provision
  (benefit)              35.3        2.1          3.9                        1.9         23.3(f)        66.5
Income (loss)
  before
  minority
  interest and
  equity
  earnings              121.4        3.7          7.3         (0.2)         34.1         (1.3)         165.0
Minority
  interest in
  earnings of
  subsidiaries          (16.6)      (2.2)                    (15.1)                       3.1(g)       (30.8)
Dividends on
  convertible
  preferred
  securities of
  subsidiary                                                                            (14.6)(h)      (14.6)
Equity in
  earnings
  (loss) of
  associated
  companies            (120.0)                                 19.0                                   (101.0)
Net Income
  (Loss)             $  (15.2)     $  1.5       $  7.3       $  3.7        $ 34.1     $ (12.8)      $   18.6
Weighted Average
  Shares
  Outstanding         191.963                                                          30.086(i)     222.049
Earnings Per
  Common Share:
Net Income
  (Loss)             $  (0.09)                                                                      $   0.07

(1)Represents the historical results of operations of Corning for the year ended January 2, 1994.


(2)Represents the historical results of operations of Damon for the seven months ended July 31, 1993.



(3)Represents the historical results of operations of the businesses involved in the Other 1993 Transactions through the respective acquisition dates.



(4)Represents the historical results of operations of the businesses involved in the Completed 1994 Transactions for the year ended December 31, 1993.



(5)Represents the historical results of operations of the businesses to be acquired in the Pending 1994 Transactions for the year ended December 31, 1993.


(6)See Note 2 to the Unaudited Pro Forma Information--Statement of Income.


(7)Reflects the results of operations of Corning on a pro forma basis assuming the Transactions had been completed on January 4, 1993.



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                                   CORNING
               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    TWENTY-FOUR WEEKS ENDED JUNE 19, 1994
                   (In millions, except per share amounts)


                                          COMPLETED           PENDING
                                             1994               1994                     PRO FORMA
                         CORNING (1)   TRANSACTIONS(2)    TRANSACTIONS (3)   ADJUSTMENTS (4)   AS ADJUSTED (5)
Revenues
 Net sales                $2,054.6         $190.4             $90.9                              $2,335.9
 Royalty, interest
  and dividend income         11.2                                                                   11.2
                           2,065.8          190.4              90.9                               2,347.1
Deductions
 Cost of sales             1,318.2          126.8               52.5           $   5.1(a)          1,502.6
 Selling, general and
  administrative
  expenses                   388.0           55.7              16.3                                 460.0
 Research and
  development
  expenses                    79.3            2.1               1.8                                  83.2
 Provision for
  restructuring and
  other  special
  charges                                     3.8                                                     3.8
 Interest expense             51.7            6.1                                 4.0(c)
                                                                                 (5.8)(d)            56.0
 Other, net                    8.8            1.0               0.1                                   9.9
Income (loss) before
  taxes on income            219.8           (5.1)             20.2              (3.3)              231.6
Tax provision
  (benefit)                   83.0            0.2               1.1               5.4(f)             89.7
Income (loss) before
  minority interest
  and equity earnings        136.8           (5.3)             19.1              (8.7)              141.9
Minority interest in
  earnings of
  subsidiaries               (17.9)          (0.3)                                0.5(g)            (17.7)
Dividends on
  convertible
  preferred
  securities of
  subsidiary                                                                     (6.7)(h)            (6.7)
Equity in earnings of
  associated
  companies                   50.5                                                                   50.5
Net Income (Loss)         $  169.4         $ (5.6)            $19.1           $ (14.9)           $  168.0
Weighted Average
  Shares Outstanding       204.286                                             18.995(i)          223.281
Earnings Per Common
  Share:
Net Income               $    0.82                                                               $   0.75

(1)Represents the historical results of operations of Corning for the twenty-four weeks ended June 19, 1994.


(2)Represents the historical results of operations of the businesses involved in the Completed 1994 Transactions through the earlier of June 19, 1994, or the respective acquisition dates.



(3)Represents the historical results of operations of the businesses to be acquired in the Pending 1994 Transactions for the six months ended June 30, 1994.


(4)See Note 2 to the Unaudited Pro Forma Information--Statement of Income.

(5)Reflects the results of operations of Corning on a pro forma basis assuming the Corning Transactions had been completed on January 4, 1993.

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                                   CORNING
           UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                JUNE 19, 1994
                                (In millions)


                                           COMPLETED           PENDING
                                             1994                1994                     PRO FORMA
                         CORNING (1)   TRANSACTIONS (2)    TRANSACTIONS (3)   ADJUSTMENTS (4)   AS ADJUSTED (5)
Assets
Current Assets
   Cash and
  short-term
  investments              $  121.0         $ 14.3              $ 0.3          $ (50.0)(j)         $   85.6
   Receivables, net           845.6           52.3               10.5                                 908.4
   Inventories                408.7           10.7               21.1                                 440.5
   Deferred taxes on
  income and other
     current assets           224.3            7.2                0.7                                 232.2
  Total Current
  Assets                    1,599.6           84.5               32.6          $ (50.0)             1,666.7
Investments                   676.6                                                                   676.6
Plant and Equipment,
  net                       1,797.5           87.9               22.5                               1,907.9
Goodwill and
  Intangibles, net          1,217.1           65.7                0.2            119.5(k)           1,402.5
Other Assets                  330.3            1.8                                                    332.1
                           $5,621.1         $239.9              $55.3          $  69.5             $5,985.8
Liabilities and
  Stockholders'
  Equity
Current Liabilities
   Loans payable           $  238.5         $ 60.7                                                 $  299.2
   Accounts payable           143.4           20.2              $ 8.1                                 171.7
   Other accrued
  liabilities                 681.8           25.7                4.5          $   9.0(l)             721.0
  Total Current
   Liabilities              1,063.7          106.6               12.6          $   9.0              1,191.9
Other Liabilities             665.9            9.3                                                    675.2
Loans Payable Beyond
  One Year                  1,605.6           36.6                              (365.4)(m)
                                                                                  35.0(n)           1,311.8
Minority Interest in
  Subsidiary
  Companies                   186.2                                               50.0(o)             236.2
Convertible Preferred
  Securities of
  Subsidiary                                                                     365.4(m)             365.4
Convertible Preferred
  Stock                        25.0                                                                    25.0
Common Stockholders'
Equity                      2,074.7           87.4               42.7            (24.5)(p)          2,180.3
                           $5,621.1         $239.9              $55.3          $  69.5             $5,985.8

(1)Represents the historical financial position of Corning at June 19, 1994.


(2)Represents the historical financial position of the business involved in the Completed 1994 Transactions at June 30, 1994.



(3)Represents the historical financial position of the businesses to be acquired in the Pending 1994 Transactions at June 30, 1994.



(4)See Note 2 to Unaudited Pro Forma Information--Balance Sheet.



(5)Reflects the financial position of Corning on a pro forma basis assuming the Corning Transactions had been completed by June 19, 1994.


                                      7

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                                   CORNING
         Notes to Unaudited Pro Forma Combined Financial Information


Note 1.--Basis of Presentation:
The Unaudited Pro Forma Combined Statements of Income reflect Corning's results of operations for the year ended January 2, 1994, and the twenty-four weeks ended June 19, 1994, on a pro forma basis assuming the Transactions had been completed as of January 4, 1993. The Unaudited Pro Forma Combined Balance Sheet at June 19, 1994, assumes that the Transactions had been completed by that date.



Corning's management believes that the assumptions used in preparing the Unaudited Pro Forma Information provide a reasonable basis for presenting all of the significant effects of the Transactions, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma
Information.


Note 2.--Pro Forma Adjustments:


Statement of Income
(a) The pro forma adjustment to cost of sales represents the increase in amortization of the excess of cost over fair value of tangible net assets acquired in the Damon transaction, the Other 1993 Transactions, the Completed 1994 Transactions, and the Pending 1994 Transactions of $6.5 million, $1.8 million, $6.0 million, and $8.2 million, respectively, for the year ended January 2, 1994, and $1.3 million and $3.8 million for the Completed 1994 Transactions and the Pending 1994 Transactions, respectively, for the twenty-four weeks ended June 19, 1994.



The excess of cost over fair value of tangible net assets acquired in the Damon transaction is $603 million. The excess of cost over fair value of tangible net assets acquired has been allocated to goodwill with a life of forty years. Management believes that fair value approximates book value for all tangible assets acquired in the Damon transaction.



Goodwill totaling $258 million and $190 million resulted from the Other 1993 Transactions and the Completed 1994 Transactions, respectively, and is being amortized over 25 to 40 years. Goodwill totaling $119.5 million is expected to result from the Pending 1994 Transactions and will be amortized over 15 years.


(b) The pro forma adjustment represents the elimination of one-time restructuring costs of $40.6 million related to closing MetPath facilities as a result of the integration of Damon and MetPath and $7.9 million of Costar transaction costs recorded in Corning's results for the year ended January 2, 1994.


(c) The pro forma adjustment to interest expense represents the interest on the debt incurred in connection with the Damon transaction, the Other 1993 Transactions, and the Pending 1994 Transactions of $11.9 million, $2.3 million, and $8.7 million, respectively, for the year ended January 2, 1994, and $4.0 million for the Pending 1994 Transactions for the twenty-four weeks ended June 19, 1994. The weighted average interest rate on the debt incurred in connection with the Damon transaction is 4.9% and on the Other 1993 Transactions ranges from 3.5% to 6.7%. The interest rate on the debt expected to be incurred in connection with the Pending 1994 Transactions is 8%.


Corning financed the Damon acquisition and the refinancing of approximately $167 million of indebtedness of Damon under short-term financing agreements entered into with certain banks to effect this transaction. During the third quarter of 1993, Corning refinanced a portion of this short-term financing by issuing approximately $200 million of longer-term debt. During the fourth quarter of 1993, Corning extended the terms of the financing agreements to December 31, 1995. The pro forma adjustment to interest expense related to the Damon transaction is calculated as the weighted average of short-term and longer-term interest rates.


(d) The pro forma adjustment to interest expense reflects the decrease in interest expense assuming the issuance by Corning Delaware on January 4, 1993, of $373.8 million of Preferred Securities pursuant to the MIPS Offering (net of $8.4 million of underwriting commissions and expenses), and the use of the net proceeds thereof by Corning to retire the indebtedness incurred in connection with the Damon transaction.


(e) The pro forma adjustment represents the elimination of approximately $1 million of one-time costs incurred by Damon in connection with a terminated merger agreement with National Health Laboratories Incorporated which were charged to results of operations for the seven months ended July 31, 1993.

(f) The pro forma adjustment to tax expense represents the tax effect of the adjustments detailed in notes (a), (b), (c), (d) and (e) above. In addition, tax expense has been adjusted to provide taxes on the income of one of the Completed 1994 Transactions and the Pending 1994 Transactions which were not reflected in the historical financial statements. These adjustments are calculated at Corning's historical effective tax rate.

                                      8

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(g) The pro forma adjustment to minority interest represents the applicable minority interest on the historical earnings and pro forma adjustments of the Other 1993 Transactions, the Completed 1994 Transactions, and the Pending 1994 Transactions.


(h) The pro forma adjustment to dividends on convertible preferred securities of subsidiary represents the after-tax dividends payable on the $373.8 million of Preferred Securities pursuant to the MIPS Offering.


(i) The pro forma adjustment to weighted average shares outstanding represents the issuance of 5.5 million shares to complete the Costar acquisition in September 1993, 20.0 million shares in conjunction with the Completed 1994 Transactions, and 6.0 million shares in conjunction with the Bioran transaction.



Balance Sheet
(j) The pro forma adjustment represents the cash used to fund a portion of the purchase price of one of the Pending 1994 Transactions.


(k) The pro forma adjustment to goodwill represents the incremental goodwill arising from the Pending 1994 Transactions of $119.5 million.


(l) The pro forma adjustment to other liabilities relates to reserves for integration costs of the Pending 1994 Transactions.



(m) The pro forma adjustment to loans payable beyond one year and preferred securities of subsidiaries assumes the issuance on June 19, 1994, of $373.8 million of Preferred Securities pursuant to the MIPS Offering (net of $8.4 million of underwriting commissions and expenses), and the use of the net proceeds thereof by Corning to retire the indebtedness incurred in connection with the Damon transaction.



(n) The pro forma adjustment to loans payable beyond one year represents a portion of the debt to be incurred to finance the Pending 1994 Transactions.



(o) The pro forma adjustment to minority interest represents a capital contribution by a partner to finance one of the Pending 1994 Transactions.



(p) The pro forma adjustment to common stockholders' equity represents the elimination of the net assets of the Pending 1994 Transactions accounted for using the purchase method of accounting.

Note 3.--Earnings Per Share:
Earnings per common share are computed by dividing net income less preferred dividends on Corning's Series B Preferred Stock by the weighted average of common shares outstanding during each period. Preferred dividends amounted to $2.1 million and $1.0 million during the year ended January 2, 1994, and the twenty-four weeks ended June 19, 1994, respectively.

Note 4.--Costar Merger:
In September 1993, Corning acquired all of the outstanding shares of common stock and options to purchase common stock of Costar for approximately 5.5 million Corning Common Shares and options to purchase approximately 300,000 Corning Common Shares. This acquisition has been accounted for as a pooling of interests. Corning's consolidated financial statements for periods prior to the acquisition have not been restated since the acquisition is not material to Corning's financial position or results of operations.

Note 5.--Unilab Transaction:
Corning, through a wholly owned subsidiary, owned 43% of Unilab. In November 1993, Corning acquired 100 percent of certain Unilab facilities in exchange for a majority of the Unilab shares owned by Corning, the assumption of approximately $70 million of Unilab debt and Corning's investment in J.S. Pathology PLC ("J.S. Pathology"). Corning retained a 12% equity investment in Unilab.

Note 6.--Vitro Transaction:
On January 2, 1992, Corning entered into an alliance with Vitro, by transferring 49% of its consumer-housewares businesses to Vitro, in exchange for 49% of Vitro's consumer-products businesses and approximately $137 million in cash. The alliance consisted of two jointly owned companies. Corning owned 51% of Corning Vitro Corporation ("Corning Vitro") and consolidated its financial statements and 49% of Vitro Corning, S.A. de C.V. ("Vitro Corning") and accounted for its investment under the equity method.

In December 1993, Vitro and Corning reached an agreement whereby, in two separate transactions, Vitro purchased in December 1993, the shares of capital stock of Vitro Corning owned by Corning and Corning purchased

                                      9

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



in February 1994 the shares of capital stock of Corning Vitro held by Vitro. The net cost to Corning of the two transactions was $131 million. Corning and Vitro are continuing their consumer products alliance through cross-distribution and supply agreements.

                                      10

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